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                                                                     EXHIBIT 5.1


                         [COOLEY GODWARD LLP LETTERHEAD]


May 21, 2001

Metricom, Inc.
Metricom Finance, Inc.
333 West Julian Street
San Jose, CA 95110

Ladies and Gentlemen:

We have acted as counsel to Metricom, Inc., a Delaware corporation ("Metricom"), and Metricom Finance, Inc., a Delaware corporation ("Metricom Finance"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (file nos. 333-44648 and 333-44648-01) of
(i) shares of common stock, par value $0.001, of Metricom (the "Common Stock"),
(ii) one or more series of preferred stock, par value $0.001 per share, of Metricom, including preferred stock convertible into and/or exchangeable for Common Stock or other securities of Metricom (the "Preferred Stock"), (iii) debt securities (the "Debt Securities") of Metricom and/or Metricom Finance, including Debt Securities convertible into or exchangeable for Common Stock of Metricom or other securities of Metricom or Metricom Finance, as applicable, and which Debt Securities are, as to Metricom Finance's obligations thereunder, fully and unconditionally guaranteed by Metricom (the "Guarantees") to the extent set forth in any indentures governing the Debt Securities (the "Indentures"), (iv) warrants to purchase such Common Stock, Preferred Stock or any other equity security of Metricom (the "Equity Warrants"), (v) warrants to purchase Debt Securities or any other debt security of Metricom (the "Debt Warrants" and, together with the Equity Warrants, the "Warrants"), and (vi) units consisting of two or more of the foregoing securities (the "Units") to be offered and sold by Metricom and/or Metricom Finance, as applicable, from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $1,200,000,000, in each case pursuant to terms and conditions to be designated by Metricom and/or Metricom Finance at the time of the offering. The Common Stock, Preferred Stock, Debt Securities, Equity Warrants, Debt Warrants, Guarantees and Units are collectively referred to herein as the "Securities."

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.



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In rendering this opinion, we also have assumed that, prior to any offering and sale of the Securities, the Board of Directors (or a special committee thereof authorized to act on its behalf) of Metricom and/or Metricom Finance, as applicable, will duly authorize the terms of and the prices at which (A) shares of Common Stock are to be issued and sold, (B) shares of Preferred Stock are to be issued and sold (and if the Preferred Stock is convertible into or exchangeable for Common Stock or another series of Preferred Stock, the method and terms of conversion or exchange for the Common Stock or such other series of Preferred Stock issuable upon such conversion or exchange), (C) the Debt Securities are to be issued and sold in accordance with the terms of one or more Indentures (and if Debt Securities are convertible into or exchangeable for Common Stock or Preferred Stock or other securities, the method and terms of conversion or exchange of the Common Stock or Preferred Stock or other securities issuable upon such conversion or exchange), (D) the Equity Warrants are to be issued and sold, and upon exercise of the Equity Warrants, the prices at which the shares of Common Stock or Preferred Stock are to be issued and sold, (E) the Debt Warrants are to be issued and sold, and upon exercise of the Debt Warrants, the prices at which the Debt Securities are to be issued and sold.

In rendering this opinion, we also have assumed that (A) the registration statement, as finally amended (including all necessary post-effective amendments) (the "Registration Statement"), has been declared effective by order of the Securities and Exchange Commission (the "SEC"), (B) an appropriate prospectus supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules, (C) the Securities are sold pursuant to a purchase, underwriting or similar agreement that has been duly authorized, executed and delivered by Metricom and/or Metricom Finance, as applicable, and the other parties thereto and has become a valid and binding agreement of Metricom and Metricom Finance, as applicable, (D) the Boards of Directors, including any appropriate committees appointed thereby, and appropriate officers of Metricom and/or Metricom Finance, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Securities; (E) if shares of Common Stock, Preferred Stock or other securities are to be sold in connection with Debt Securities, such Debt Securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and the other parties thereto and sold pursuant to a valid and effective registration statement; and
(F) if the shares of Preferred Stock are to be sold in connection with the Debt Securities, such Debt Securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and the other parties thereto and sold pursuant to a valid and effective registration statement.

We express no opinion herein concerning any laws other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (the "DGCL"). We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any offering of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, then



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        the shares of Common Stock (including, without limitation, any Common
        Stock duly issued upon (a) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock,
        (b) the exercise of any Equity Warrants exercisable for Common Stock or
        (c) the exchange or conversion of the Offered Debt Securities (as defined below) or any other securities of Metricom that are exchangeable or convertible into Common Stock) will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

2. With respect to any offering of Preferred Stock, when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, then the Preferred Stock (including, without limitation, any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) the exercise of any Equity Warrants exercisable for Preferred Stock or
        (iii) the exchange or conversion of the Offered Debt Securities or any other securities of Metricom that are exchangeable or convertible into Preferred Stock) will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of such shares of Preferred Stock is not less than the par value of the Preferred Stock.

3. With respect to any offering of any series of Debt Securities and related Guarantees (the "Offered Debt Securities"), (i) if any Indentures have been qualified under the Trust Indenture Act of 1939, as amended; (ii) if any Indentures have been duly authorized, executed and delivered by the relevant trustee; and (iii) if the Offered Debt Securities have been duly executed and manually authenticated by duly authorized officers of the relevant trustee in accordance with the provisions of any Indentures and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, then the Offered Debt Securities (including, without limitation, any Offered Debt Securities issued upon the exercise of any Debt Warrants exercisable for Offered Debt Securities), when issued and sold in accordance with any Indentures and a duly authorized, executed and delivered purchase agreement, will be valid and binding obligations of Metricom and Metricom Finance, as applicable, enforceable against Metricom and Metricom Finance, as applicable, in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

4. With respect to any offering of Warrants, (i) if Common Stock or Preferred Stock is issuable upon the exercise of the Equity Warrants and such Common Stock and Preferred Stock have been duly authorized by Metricom; and (ii) if Debt Securities are issuable upon the exercise of the Debt Warrants and such Debt Securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and other parties thereto, as applicable, then the Warrants will be valid and binding obligations of Metricom and/or Metricom Finance, as applicable, enforceable against Metricom and/or Metricom Finance, as applicable, in accordance with their respective terms, subject to (a)



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        general principles of equity, and (b) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

These opinions rendered herein are only as of the date hereof and we undertake no obligation to update these opinions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very Truly Yours,

COOLEY GODWARD LLP




By: /s/ Francis R. Wheeler
---------------------------------
Francis R. Wheeler, Partner



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